Exhibit 10.1

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (“Stock Purchase Agreement”) is entered into as of April 10, 2015,  by and among COSI, INC., a Delaware corporation (the “Company”), and the persons identified on the Schedule of Purchasers attached hereto (individually, a “Purchaser”, and collectively, the “Purchasers”).

WHEREAS, the Purchasers desire to purchase from the Company, and the Company desires to sell to the Purchasers, up to 7,623,729 shares of the Company’s common stock, par value $.01 per share (the “Shares”).

NOW, THEREFORE, the parties hereto agree as follows:

1.  Purchase and Sale of Securities.

(a)  Closing.  Subject to the terms and conditions of this Stock Purchase Agreement, at the Closing (as defined below), the Company shall sell to each Purchaser, and each Purchaser severally, but not jointly, shall purchase from the Company, the Shares set forth opposite such Purchaser’s name on the Schedule of Purchasers.  The Closing shall occur as soon as practicable.  The “Closing” shall mean the consummation of the Company’s sale, and the Purchaser’s purchase, of the Shares.

(b)  Purchase Price.  The per share purchase price for the Shares to be purchased by each Purchaser shall be $2.16 per share, with an aggregate purchase price for each Buyer equal to the amount set forth in the Schedule of Buyers (the “Purchase Price”).

(c)  Form of Payment. On the Closing Date, each Purchaser shall pay its respective Purchase Price to the Company for the Shares to be issued and sold to such Purchaser at the Closing, by wire transfer of immediately available funds in accordance with the Company’s written wire instructions, and the Company shall deliver to each Purchaser the number of Shares as is set forth opposite such Purchaser’s name in the Schedule of Purchasers.

2.  Milfam Right of Participation.  Each Purchaser acknowledges that Milfam II L.P. (or an affiliate thereof) (“Milfam”), a large investor of the Company, has a right to participate in this transaction pursuant to the terms of that certain Senior Secured Note Purchase Agreement dated April 14, 2014, entered into between Milfam and the Company.  The Company has notified Milfam of the transaction, and Milfam has thirty (30) days to consider whether or not to participate, on the same terms and conditions, including the same Purchase Price, as set forth herein.

3.  Acknowledgment.  Notwithstanding Sections 1 and 2 above, the Company shall have no obligation whatsoever to issue any shares (and accordingly, no Purchaser shall have any obligation to purchase any shares):  (a) where shareholder approval would be required pursuant to any rule, regulation or law to which the Company is subject, including the NASDAQ Stock Market Rules, or (b) which would cause the Company to be in violation of its governing documents or any law, rule or regulation to which it is subject.

4.  Understandings of the Purchaser. Each Purchaser, severally and not jointly, hereby represents and warrants to, and covenants with, the Company with respect to only itself that the Purchaser is aware and understands that:

(a)  There are substantial risks incident to the purchase of the Shares.  An investment in the Shares is inherently speculative in nature, and the Purchaser may suffer a complete loss of Purchaser’s investment, and the tax consequences to the Purchaser of an investment in the Shares will depend upon the Purchaser’s circumstances.

(b)  The Shares have not been registered under the Securities Act of 1933, as amended (the “Federal Securities Act”), any state’s securities act (collectively, the “State Securities Acts”) or any other laws of any other securities commission or regulatory authority (the “Other Securities Laws”), and are being offered for sale pursuant to applicable exemptions from registration.  No federal or state agency or regulatory authority or any other securities commission or regulatory authority has made any finding or determination as to the fairness of the offering of the Shares for public investment, or any recommendation or endorsement of the Shares.

(c)  The Purchaser may not sell, transfer or assign the Shares, or any portion thereof, without registration under the Federal Securities Act, the State Securities Acts or Other Securities Laws or pursuant to an available exemption therefrom.

5.  Representations, Warranties and Covenants of the Purchaser.  Each Purchaser, severally and not jointly, hereby represents and warrants to, and covenants with, the Company with respect to only itself that:  as follows:

(a)  Immediately prior to consummation of the purchase and sale transaction contemplated hereunder, the Purchaser, together with all affiliated persons and entities, owns, beneficially and of record, in the aggregate, less than 20% of the outstanding shares of the Company’s common stock, par value $0.01 per share, and after giving effect to the transaction contemplated hereunder, the Purchaser, together with all affiliated persons and entities, will own beneficially and of record, in the aggregate, less than 20% of the outstanding shares of the Company’s common stock, par value $0.01 per share.

(b)  The Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; or, if the Purchaser is an individual, the Purchaser is a resident of the United States.

(c)  The Purchaser has the requisite power and authority to execute and deliver this Stock Purchase Agreement, to perform its obligations hereunder, to consummate the transactions contemplated hereby, and to otherwise carryout its obligations hereunder.

(d)  The execution, delivery and performance of this Stock Purchase Agreement and consummation of the transactions contemplated hereby will not violate any provision of the organizational and governing documents of the Purchaser and do not and will not conflict with or constitute a default under any instrument, agreement or document to which the Purchaser is a party or by which it is bound.

(e)  This Stock Purchase Agreement has been duly executed and delivered by the Purchaser, and, assuming the due execution hereof by the Company, this Stock Purchase

Agreement constitutes the legal, valid and binding obligation of the Purchaser, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(f)  The Purchaser has had a full opportunity to ask questions of and receive answers from the Company or any person or persons acting on behalf of the Company concerning the terms and conditions of an investment in the Company.

(g)  The Purchaser confirms that it is not relying on any communication (written or oral) of the Company or any of its affiliates, as investment advice or as a recommendation to purchase the Shares. It is understood that information and explanations related to the terms and conditions of the Shares provided by the Company or any of its affiliates shall not be considered investment advice or a recommendation to purchase the Shares, and that neither the Company nor any of its affiliates is acting or has acted as an advisor to the Purchaser in deciding to invest in the Shares.

(h)  The Purchaser confirms that the Company has not given any guarantee or representation as to the potential success, return, effect or benefit (either legal, regulatory, tax, financial, accounting or otherwise) of an investment in the Shares and in connection with the decision to purchase the Shares, the Purchaser is not relying on the advice or recommendations of the Company and the Purchaser has made its own independent decision that the investment in the Shares is suitable and appropriate for the undersigned.

(i)  The Purchaser:  (i) is acquiring the Shares solely for Purchaser’s own account, and not for or on behalf of other persons; (ii) is acquiring such Shares for investment purposes only, and not for resale or distribution; and (iii) has no contract, agreement, undertaking or arrangement, and no intention to enter into any contract, agreement, undertaking or arrangement, to sell, transfer or pledge such Shares or any part thereof.  Furthermore, the Purchaser does not have any reason to anticipate any change in the Purchaser’s circumstances which would cause the Purchaser to sell the Shares.

(j)  The Purchaser understands and acknowledges that the Company is relying upon the representations and agreements contained in this Stock Purchase Agreement (and any supplemental information provided by the Purchaser) for the purpose of determining whether this transaction meets the requirements for applicable exemptions from registration under the Federal Securities Act, the State Securities Acts and Other Securities Laws.

(k)  The Purchaser hereby expressly represents that it (i) is an “Accredited Investor” within the meaning of Regulation D promulgated pursuant to the Federal Securities Act and (ii) has adequate means of providing for Purchaser’s current financial needs, including possible future financial contingencies.  The Purchaser is able to bear the economic risks of this investment and, consequently, without limiting the generality of the foregoing, is able to hold the Purchaser’s Shares for an indefinite period of time and has a sufficient net worth to sustain a loss of Purchaser’s entire investment in the Shares.

(l)  The Purchaser has such knowledge and experience in financial and business matters that the Purchaser is capable of evaluating the merits and risks of an investment in the Shares. With the assistance of the undersigned’s own professional advisors, to the extent that the undersigned has deemed appropriate, the undersigned has made its own legal, tax, accounting and financial evaluation of the merits and risks of an investment in the Shares and the consequences of this Stock Purchase Agreement. The undersigned has considered the suitability of the Shares as an investment in light of its own circumstances and financial condition and the undersigned is able to bear the risks associated with an investment in the Shares and its authority to invest in the Shares.

(m)  The Purchaser understands that the Shares are “restricted securities” under applicable federal securities laws and that the Federal Securities Act and the rules of the U.S. Securities and Exchange Commission (the “Commission”) provide in substance that the Purchaser may dispose of the Shares only pursuant to an effective registration statement under the Federal Securities Act or an exemption therefrom, and the Purchaser understands that, except as may be set forth in a registration rights agreement between the Company and the Purchaser, the Company has no obligation or intention to register any of the Shares, or to take action so as to permit sales pursuant to the Federal Securities Act (including Rule 144 thereunder). Accordingly, the Purchaser understands that, under the Commission’s rules, the Purchaser may dispose of the Shares principally only in “private placements” which are exempt from registration under the Federal Securities Act, in which event the transferee will acquire “restricted securities” subject to the same limitations as in the hands of the Purchaser.

(n)  The Purchaser agrees:  (i) that the Purchaser will not sell, assign, pledge, give, transfer or otherwise dispose of the Shares or any interest therein, or make any offer or attempt to do any of the foregoing, except pursuant to a registration of the Shares under the Federal Securities Act, all applicable State Securities Acts and Other Securities Laws, or in a transaction which is exempt from the registration provisions of the Federal Securities Act, all applicable State Securities Acts and Other Securities Laws; (ii) that the certificates representing the Shares will bear a legend making reference to the foregoing restrictions; and (iii) that the Company and its affiliates shall not be required to give effect to any purported transfer of such Shares (if any) except upon compliance with the foregoing restrictions.

(o)  The Purchaser acknowledges that neither the Company nor any other person offered to sell the Shares to it by means of any form of general solicitation or advertising, including but not limited to:  (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio; or (ii) any seminar or meeting whose attendees were invited by any general solicitation or general advertising.

(p)  The Purchaser will deliver to the Company any additional information in connection herewith, including the applicable “Know Your Client” information, as may be reasonably requested by counsel to the Company.

(q)  The Purchaser acknowledges that it is a sophisticated investor engaged in the business of assessing and assuming investment risks with respect to securities, including securities such as the Shares, and further acknowledges that it is entering into this Stock Purchase Agreement with the understanding, acknowledgment and agreement that the Company and its officers and directors may be privy to material non-public information regarding the Company (collectively, the “Non-Public Information”), which Non-Public Information may be material to a reasonable investor, such as the Purchaser, when making an investment decision, including the decision to purchase the Shares and enter into this Stock Purchase Agreement, and the Purchaser’s decision to enter into this Stock Purchase Agreement is being made with full recognition and acknowledgment that the Company may be privy to the Non-Public Information, irrespective of whether such Non-Public Information has been provided to the Purchaser. The Purchaser hereby waives any claim, or potential claim, it has or may have against the Company and its officers and directors relating to the Company’s, and the officers’ and directors’, possession of Non-Public Information.

6.  Representations, Warranties and Covenants of the Company.  The Company hereby represents and warrants to, and covenants with, the Purchasers as follows:

(a)  The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as presently conducted and as presently proposed to be conducted.

(b)  All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Stock Purchase Agreement, the performance of all obligations of the Company hereunder, and the authorization, issuance (or reservation for issuance), sale and delivery of the Shares being sold hereunder has been taken, and this Stock Purchase Agreement constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.  Except for those already given or obtained, no consent approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, or local governmental authority on the part of the Company is required in connection with the offer, sale, or issuance of the Shares or the consummation of any other transaction contemplated hereby.

(c)  The execution, delivery and performance by the Company of this Stock Purchase Agreement, and the consummation of the transactions contemplated hereby, do not and will not conflict with, or result in, a breach or violation of or default under any applicable law or any agreement or instrument to which the Company is a party.

(d)  The Shares being purchased by the Purchaser hereunder, when issued, sold and delivered in accordance with the terms of this Stock Purchase Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable, and will be free of all liens and restrictions on transfer other than restrictions on transfer under this Stock Purchase Agreement and under the Federal Securities Act, State Securities Acts and any Other Securities Laws.

(e)  As of April 2, 2015, the authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, of which 40,101,189 were issued and outstanding as of April 2, 2015.  All issued and outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable. Other than as provided in the SEC Reports (as defined below), there are no outstanding rights, options, warrants, preemptive rights, rights of first refusal or similar rights for the purchase or acquisition from the Company of any securities of the Company nor are there any commitments to issue or execute any such rights, options, warrants, preemptive rights or rights of first refusal. There are no outstanding rights or obligations of the Company to repurchase or redeem any of its securities. All outstanding securities have been issued in compliance with state and federal securities laws.

(f)  SEC Reports.  The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Federal  Securities Act and the Securities Exchange Act of 1934, as amended (“Exchange Act”) (“SEC Reports”) on a timely basis, except for certain beneficial ownership forms which were filed but may not have been timely and an amendment to the Company’s fiscal 2013 Form10-K which was filed on September 9, 2014, to include certain disclosures which were also included in the Company’s 2014 proxy statement.  The Company’s SEC Reports complied in all material respects with the requirements of the Exchange Act as of their respective dates and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  Except as disclosed in the SEC Reports, since the last day of the fiscal year of the most recent audited financial statements included in the SEC Reports, there has been no occurrence or event which would reasonably be expected to have a material adverse effect on the financial condition, results of operations, properties or business of the Company.

(g)  Financial Statements.  The Company’s audited income statement, balance sheet, and statement of cash flows for the year ended December 29, 2014, included in the Company Annual Report on Form 10-K filed on March 26, 2015 (collectively, the “Financial Statements”) have been prepared in accordance with generally accepted accounting principles consistent with methods used in prior periods, and present fairly the financial condition and operating results of the Company as of the dates and for the periods indicated, subject to normal year-end audit adjustments and except that the unaudited statements included in the Financial Statements may not contain footnotes as would be required by generally accepted accounting principles. Except as disclosed in the Financial Statements or SEC Reports, or in connection with leases, contracts or agreements entered into by its wholly-owned subsidiaries in the ordinary course, or in connection with indebtedness of Hearthstone Partners, LLC (“Partners”), or Hearthstone Associates, LLC (“Associates”), resulting from or entered into in connection with the Merger (as defined below),  the Company is not a guarantor or indemnitor of any indebtedness of any other person or entity.  The Company maintains a standard system of accounting established and administered in accordance with generally accepted accounting principles.  The “Merger” refers to the previously disclosed reverse triangular merger of Associates with and into a wholly-owned subsidiary of the Company, whereby Associates was the surviving entity and became a wholly-owned subsidiary of the Company, and Partners, as a wholly-owned subsidiary of Associates, became an indirect subsidiary of the Company, which was completed on April 1, 2014.

(h)  Shell Company.  The Company is not, and has never been, a “shell company,” as described in paragraphs (i)(1)(i) and (ii) of Rule 144 promulgated under the Federal Securities Act (“Rule 144”).

(i)  Liabilities.  Except as disclosed in the SEC Reports, the Company has no material Liabilities (as defined below), except for (Liabilities disclosed in the Financial Statements, (b) Liabilities relating to future executor obligations arising under the Company’s contracts, and (c) Liabilities which have arisen since December 29, 2014 in the ordinary course of business or in connection with the recently completed and previously-disclosed reverse triangular merger of Hearthstone Associates, LLC (“Hearthstone”), with and into a wholly-owned subsidiary of the Company, whereby Hearthstone became a fully-owned subsidiary of the Company. As used herein, “Liabilities” shall mean any and all debts, liabilities and obligations, whether known or unknown, absolute or contingent, accrued or unaccrued, disputed or undisputed, matured or unmatured, joint or several, due or to become due, fixed, determined or determinable.

7.  Reserved.

8.  Purchaser Status.  Each Purchaser certifies to the Company:  (i) that it is not acting, directly or indirectly, for or on behalf of any person, group, entity, or nation named by any Executive Order or the United States Treasury Department as a terrorist, “Specifically Designated National and Blocked Person,” or other banned or blocked person, entity, nation, or transaction pursuant to any law, order, rule, or regulation that is enforced or administered by the Office of Foreign Assets Control; and (ii) that it is not engaged in this transaction, directly or indirectly on behalf of, or instigating or facilitating this transaction, directly or indirectly on behalf of, any such person, group, entity, or nation.

9.  Further Assurances.  Each party to this Agreement shall use commercially reasonable efforts to (i) do and perform or cause to be done and performed all such further acts and things and shall execute and (ii) deliver all such agreements, certificates, instruments and documents as the other party hereto may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

10.  Survival.  All representations, warranties, covenants, agreements and restrictions contained in this Stock Purchase Agreement shall survive the execution and delivery of this Agreement.

11.  Additional Information.  Each Purchaser covenants and agrees to promptly furnish to the Company any and all information concerning the Purchaser and the Purchaser’s investment in the Company that the Company may from time to time reasonably request for the purpose of complying with any federal, state, local or foreign law, statute, rule, regulation or governmental or regulatory requirement, and the Purchaser warrants and represents that, at the time any such information is furnished to the Company, such information shall be accurate and complete.

12.  Miscellaneous.

(a)  GOVERNING LAW.  THIS STOCK PURCHASE AGREEMENT SHALL BE GOVERNED BY CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ITS CHOICE OF LAW PRINCIPLES.

(b)  Entire Agreement.  This Stock Purchase Agreement, together with schedules and exhibits hereto, and all other documents required to be delivered pursuant hereto, constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior documents, agreements and understandings, both written and verbal, among the parties with respect to the subject matter hereof and the transactions contemplated hereby; provided, however, nothing contained in this Stock Purchase Agreement shall (or shall be deemed to) (i) have any effect on any agreements any Purchase has entered into with, or any instruments any Purchaser has received from, the Company prior to the date hereof with respect to any prior investment made by such Purchaser in the Company or (ii) waive, alter, modify or amend in any respect any obligations of the Company, or any rights of or benefits to any Purchaser, in any agreement entered into prior to the date hereof between or among the Company and any Purchaser, or any instruments any Purchaser received from the Company prior to the date hereof, and all such agreements and instruments shall continue in full force and effect.

(c)  Amendment.  This Stock Purchase Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions of this Agreement may not be given, without the prior written consent of the Company.  Any such amendment, modification, supplement, waiver or consent must be in writing and signed by the Company.

(d)  Binding Effect; Assignment.  This Stock Purchase Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors, legal representatives and permitted assigns.  This Stock Purchase Agreement, upon acceptance by the Company shall, where applicable, be binding upon each Purchaser and each Purchaser’s successors and assigns.  This Stock Purchase Agreement shall not be assignable by any Purchaser without the prior written consent of the Company.

(e)  No Third-Party Beneficiaries.  No person or entity not a party to this Agreement shall be deemed to be a third-party beneficiary hereunder or entitled to any rights hereunder.

(f)  Recitals; Interpretation.  The Recitals at the beginning of this Stock Purchase Agreement are made a part hereof and incorporated herein.  When a reference is made in this Agreement to Sections, paragraphs or clauses, such reference shall be to a Section, paragraph or clause of this Agreement unless otherwise indicated.  The words “include,” “includes,” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.”  The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  The words “hereof,” “herein,” “herewith,”  “hereby” and “hereunder” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement.

(g)  Severability.  If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws, then, if possible, such illegal, invalid or unenforceable provision will be modified to such extent as is necessary to comply with such present or future laws and such modification shall not affect any other provision hereof; provided that, if such provision may not be so modified, such illegality, invalidity or unenforceability will not affect any other provision, but this Agreement will be reformed, construed and enforced as if such invalid, illegal or unenforceable provision had never been contained herein.

(h)  Counterparts.  This Stock Purchase Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together, shall constitute one and the same agreement.  Signature pages transmitted by facsimile or other electronic transmission shall have the same force and effect as originals.

 [SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each Purchaser and the Company have caused their respective signature page to this Stock Purchase Agreement to be duly executed as of the date first written above.

THE COMPANY:

COSI, INC.

By: /s/ Richard Bagge

Name: Richard Bagge

Title: Interim CFO

[SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]

IN WITNESS WHEREOF, each Purchaser and the Company have caused their respective signature page to this Stock Purchase Agreement to be duly executed as of the date first written above.

TRISHIELD SPECIAL SITUATIONS MASTER FUND LTD.

By: /s/ Alan J. Buick, Jr.

Name: Alan J. Buick, Jr.

Title: Managing Member of Trishield Capital Management LLC, Its Investment Manager

PLAISANCE FUND, L. P.

By: /s/ Daniel Kozlowski

Name: Daniel Kozlowski

Title: Vice President

LKCM MICRO-CAP PARTNERSHIP, L. P.

By: /s/ Jacob D. Smith

Name: Jacob D. Smith

Title: Vice President & General Counsel, LKCM Micro-Cap Management, L. P., its General Partner

LKCM PRIVATE DISCIPLINE MASTER FUND, SPC

By: /s/ Jacob D. Smith

Name: Jacob D. Smith

Title: Vice President & General Counsel, LKCM Private Discipline Management, L.P., its Manager
GOOSE HILL CAPITAL LLC

By: /s/ Steven D. Heinemann

Name: Steven D. Heinemann

Title: Managing Member

BIGGER CAPITAL FUND, LP

By: /s/ Michael Bigger

Name: Michael Bigger

Title: Managing Member of General Partner

KENNETH B. VAUGHAN

By: /s/ Kenneth B. Vaughan

Name: Kenneth B. Vaughan

[SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]